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                                                                    Exhibit 23.6

                     [FRIEDMAN BILLINGS RAMSEY LETTERHEAD]



September 14, 2006


The Board of Directors
Corporate Property Associates 14 Incorporated
50 Rockefeller Plaza
New York, New York 10020

Members of the Board of Directors:

We hereby consent to the inclusion in the Registration Statement on Form S-4 of Corporate Property Associates 14 Incorporated, relating to the proposed merger involving Corporate Property Associates 14 Incorporated and Corporate Property Associates 12 Incorporated, of our opinion letter dated June 28, 2006 to the Special Committee of the Board of Directors of Corporate Property Associates 14 Incorporated included as Appendix D to the Proxy Statement/Prospectus, which forms a part of the Registration Statement, and to the references thereto under the captions "SUMMARY--Background and Alternatives to the Merger," "SUMMARY-- Opinion of CPA(R):14's Financial Advisor," "SUMMARY--Conflicts of Interest," "RISK FACTORS--Risks Related to the Merger and the CPA(R):12 Asset Sale," "THE MERGER AND THE CPA(R):12 ASSET SALE--Background of the Merger and the CPA(R):12 Asset Sale," "THE MERGER AND THE CPA(R):12 ASSET SALE--CPA(R):14's Reasons for the Merger," "OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE OF CPA(R):14" and "CONFLICTS OF INTEREST--Lack of Independent Representation of Stockholders." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        Very truly yours,

                                        /s/ Friedman Billings Ramsey & Co., Inc.

                                        FRIEDMAN, BILLINGS, RAMSEY & CO., INC.





                                          Friedman, Billings, Ramsey Group, Inc.
                                                    1001 Nineteenth Street North
                                                       Arlington, Virginia 22209
                                                                    703.312.9500
                                                                     www.fbr.com